SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT


                           Commission File No. 013313
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  August 3, 1999


                               GS TELECOM LIMITED
                        -------------------------------
             (Exact name of registrant as specified in its charter)


     Colorado                                        36-3296861
---------------                                      -------------------
(State or other                                      (IRS Employer
jurisdiction of                                      Identification No.)
incorporation)



        First Floor, Hampton House, 20 Albert Embankment London SE1 7TJ
        ---------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  44-171-587-3687
                                                     ---------------

Item 1.  Changes in Control of Registrant
         --------------------------------

                  None.

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

                  None.

Item 3.  Bankruptcy or Receivership
         --------------------------

                  None.

Item 4.  Changes in Accountants
         ----------------------

                  None.

Item 5.  Other Events
         ------------

a. The Company has made investigation into certificates for common shares of GS Telecom, Ltd. which were in the "6000" number series and were neither countersigned by American Securities Transfer & Trust, Inc. (the prior transfer agent) nor by Colonial Stock Transfer, Inc. (the current transfer agent). The Company has determined that all such certificates are invalid and has so notified the Securities & Exchange Commission, Depository Trust Corporation, and its current transfer agent, Colonial Transfer Co. Inc. From the current information available, it appears that invalid certificates, totaling approximately 800,000, have been submitted for transfer. All valid certificates will be honored.

b. GS Telecom Limited reiterates its previous statement that it has severed all relationships with Union Trading-Financial Ltd,/Werner Wassler and/or any of their associates or affiliates which have become known to GST.

c. GST is considering appropriate legal action to be taken specifically against Union Trading Financial LTD. and its associates/affiliates in relation to misrepresentations and the unauthorized distribution of stock.

d. GS Telecom, Ltd. is in no way affiliated with GST Telecommunications, Inc. of Vancouver, Washington and no inference of any relationship is suggested in any area of industry.


Item 6.  Resignation from/Appointments to Board of Directors
         ---------------------------------------------------

                  None.


Item 7.  Financial Statements Pro Forma Financial & Exhibits
         ---------------------------------------------------

                  None

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 3, 1999                       GS TELECOM LIMITED


                                               /s/ Gary Botha
                                            By:---------------------------------
                                               Secretary and Financial Director